EXHIBIT 4.1

Upon recording, return to:

Ms. Shawne M. Keenan

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,
COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

FORTY-EIGHTH SUPPLEMENTAL

INDENTURE

Relating to the

Series 2009B CFC Note, Series 2009C CFC Note and Series 2009D CFC Project Note

Dated as of August 1, 2009

FIRST MORTGAGE OBLIGATIONS

THIS FORTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of August 1, 2009, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), a conformed copy of which is attached hereto as Exhibit A to the counterpart of this Forty-Eighth Supplemental Indenture that will be recorded in Warren County, Georgia, and such Original Indenture is incorporated herein by reference, for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture);

WHEREAS, (i) the Company has heretofore executed and delivered to the Trustee forty-seven Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), (ii) the Original Indenture and the forty-seven Supplemental Indentures have been recorded as set forth on Schedule 1, (iii) conformed copies of the prior forty-seven Supplemental Indentures are attached hereto as Exhibit B to the counterpart of this Forty-Eighth Supplemental Indenture that will be recorded in Warren County, Georgia, and (iv) such Supplemental Indentures are incorporated herein by reference;

WHEREAS, the Company is entering into that that certain Committed, Revolving Credit Facility Agreement, dated as of August 1, 2009 (as it may be amended, modified, supplemented or extended from time to time, the “Credit Facility Agreement”), with CFC pursuant to which CFC has agreed to advance funds to the Company from time to time in an aggregate principal amount not to exceed $250,000,000 at any one time outstanding, to be used by the Company for general corporate purposes;

WHEREAS, the Company’s obligation to repay amounts advanced under the Credit Facility Agreement is evidenced by that certain First Mortgage Note, Series 2009B CFC Note, dated the date of its authentication (the “Series 2009B CFC Note”), from the Company to CFC;

WHEREAS, the Company is also entering into that certain Term Loan Agreement, dated as of August 1, 2009 (as it may be amended, modified, supplemented or extended from time to time, the “Term Loan Agreement”), with CFC which, among other things, provides the terms and conditions of a non-revolving, secured term loan from CFC in an aggregate principal amount not to exceed $250,000,000, to be used by the Company for general corporate purposes;

WHEREAS, the Company’s obligation to repay amounts advanced under the Term Loan Agreement is evidenced by that certain First Mortgage Note, Series 2009C CFC Note, dated the date of its authentication (the “Series 2009C CFC Note,” and together with the Series 2009B CFC Note, the “Series 2009 CFC Notes”), from the Company to CFC;

WHEREAS, the National Rural Utilities Cooperative Finance Corporation (“CFC”) will be issuing a series of its Clean Renewable Energy Bonds (Cooperative Renewable Energy Projects) later in 2009 (the “CREBs”), pursuant to Section 54 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, CFC has agreed to loan up to $23,864,000 in aggregate principal amount of the proceeds from the sale of the CREBs (the “Loan Amount”) to the Company pursuant to that certain Loan Agreement, to be dated later in 2009, between CFC and the Company (as it may be amended, modified, supplemented or extended from time to time, the “CREBs Loan Agreement”);

WHEREAS, the Company’s obligation to repay the Loan Amount will be evidenced by that certain First Mortgage Note, Series 2009D CFC Project Note, dated the date of its authentication, in the face principal amount of up to $23,864,000 (the “Project Note”), from the Company to CFC;

WHEREAS, the Company will use advances of the Loan Amount to finance (i) the reimbursement of the cost of certain improvements to Unit 3 at the Rocky Mountain Pumped Storage Hydroelectric Facility (the “Project”) and (ii) a portion of CFC’s costs in issuing the amount of CREBs that are loaned to the Company for the Project;

WHEREAS, the Company has complied or will comply with all provisions required to issue Additional Obligations provided for in the Original Indenture;

WHEREAS, the Company has acquired certain real property located in Warren County, Georgia, more particularly described on Exhibit C attached hereto (the “Warren County Property”);

WHEREAS, at the time the Company executed and delivered the Original Indenture, the Company did not have a property interest in any real property located in Warren County, Georgia;

WHEREAS, the Company desires to execute and deliver this Forty-Eighth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of (i) subjecting, conveying and confirming unto the Trustee the lien of the Indenture with respect to the Warren County Property and the property more particularly described on Exhibit D attached hereto, and (ii) providing for the creation and designation of the Series 2009 CFC Notes and the Project Note as Additional Obligations and specifying the form and provisions thereof;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations, the Company, when authorized by a Board Resolution, and the Trustee may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including (i) to subject, convey and confirm property under the lien of the Indenture, and (ii) to create additional series of Obligations under the Indenture and to make provisions for such additional series of Obligations; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Series 2009 CFC Notes and the Project Note, to make the Series 2009 CFC Notes and the Project Note to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Series 2009 CFC Notes and the Project Note, in accordance with its terms, have been done and taken; and the execution and delivery of this Forty-Eighth Supplemental Indenture has been in all respects duly authorized by the Company;

NOW, THEREFORE, THIS FORTY-EIGHTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Series 2009 CFC Notes and the Project Note, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture and including the Warren County Property, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Series 2009 CFC Notes and the Project Note are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described on Exhibit C and Exhibit D attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of  Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS FORTY-EIGHTH SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Series 2009 CFC Notes and the Project Note are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

THE SERIES 2009 CFC NOTES AND
CERTAIN PROVISIONS RELATING THERETO

Section 1.1            Authorization and Terms of the Series 2009 CFC Notes.

There shall be created and established Additional Obligations in the form of promissory notes known as and entitled the “Series 2009B CFC Note” and the “Series 2009C CFC Note” the form, terms and conditions of which shall be substantially as set forth in or prescribed pursuant to this Section and Section 1.2 hereof.  The principal face amount of the Series 2009B CFC Note is limited to $250,000,000.  The principal face amount of the Series 2009C CFC Note is limited to $250,000,000.

The Series 2009B CFC Note shall be dated the date of its authentication and shall be made payable to CFC.  The Series 2009B CFC Note shall mature on December 31, 2013.  Each advance under the Credit Facility Agreement shall bear interest as provided in the Credit Facility Agreement, and interest shall be calculated as specified in the Credit Facility Agreement and shall be payable at the times provided in the Credit Facility Agreement.

The Series 2009C CFC Note shall be dated the date of its authentication and shall be made payable to CFC.  The Series 2009C CFC Note shall mature on or before December 31, 2043.  Each advance under the Term Loan Agreement shall bear interest as provided in the Term Loan Agreement, and interest shall be calculated as specified in the Term Loan Agreement and shall be payable at the times provided in the Term Loan Agreement.

All payments, including prepayments, made on the Series 2009 CFC Notes shall be made as provided in, and pursuant to the terms and conditions of, the Series 2009 CFC Notes and the Credit Facility Agreement and the Term Loan Agreement, as applicable (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture), and shall be made in lawful money of the of the United States of America which will be immediately available on the date payment is due.

Section 1.2            Form of the Series 2009 CFC Notes.

The Series 2009B CFC Note and the Trustee’s certificate of authentication for the Series 2009B CFC Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2009B CFC Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

The Series 2009C CFC Note and the Trustee’s certificate of authentication for the Series 2009C CFC Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2009C CFC Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

Section 1.3            Grace Period.

In the event interest on or principal of (or premium, if any on) the Series 2009 CFC Notes is not paid within five (5) “Business Days” (as defined in the Credit Facility Agreement or the Term Loan Agreement, as applicable) of the date due and payable, then, at CFC’s option in each instance, such failure shall constitute an Event of Default under Sections 8.1A and 8.1B, as applicable, of the Original Indenture.

ARTICLE II

THE PROJECT NOTE AND CERTAIN PROVISIONS RELATING THERETO

Section 2.1            Authorization and Terms of the Project Note.

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2009D CFC Project Note,” the form, terms and conditions of which shall be substantially as set forth in or prescribed pursuant to this Section and Section 2.2 hereof.  The principal face amount of the Project Note is limited to $23,864,000.

The Project Note shall be dated the date of its authentication and shall be made payable to CFC.  The Project Note shall mature on the Maturity Date (as defined in the CREBs Loan Agreement), which date shall be no later than December 31, 2039.  Each advance under the Project Note shall bear interest as provided in the CREBs Loan Agreement, and interest shall be calculated as specified in the CREBs Loan Agreement and shall be payable at the times provided in the CREBs Loan Agreement.

All payments, including prepayments, made on the Project Note shall be made as provided in, and pursuant to the terms and conditions of, the Project Note and the CREBs Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture), and shall be made in lawful money of the of the United States of America which will be immediately available on the date payment is due.

Section 2.2            Form of the Project Note.

The Project Note and the Trustee’s certificate of authentication for the Project Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Project Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.1            Supplemental Indenture.

This Forty-Eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Series 2009 CFC Notes and the Project Note to the same extent as if specifically set forth herein.  All references herein to Sections, definitions or other provisions of the Original Indenture shall be to such Sections, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Forty-Eighth Supplemental Indenture shall have the same meanings assigned to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

Section 3.2            Recitals.

All recitals in this Forty-Eighth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 3.3            Successors and Assigns.

Whenever in this Forty-Eighth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Forty-Eighth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 3.4            No Rights, Remedies, Etc.

Nothing in this Forty-Eighth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Forty-Eighth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof.

Section 3.5            Counterparts.

This Forty-Eighth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts,

or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 3.6            Security Agreement; Mailing Address.

To the extent permitted by applicable law, this Forty-Eighth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.

The mailing address of the Company, as debtor, is:

2100 East Exchange Place

Tucker, Georgia 30084-5336

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention:  Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia  30309

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Forty-Eighth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:		OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

		By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered by the Company in the		Attest:	/s/ Patricia N. Nash
presence of:			Patricia N. Nash
Secretary

/s/ Thomas J. Brendiar			[CORPORATE SEAL]
Witness

/s/ Sharon H. Wright
Notary Public

(Notarial Seal)

My commission expires:	10/14/11

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[Signatures Continued from Previous Page]

Trustee:		U.S. BANK NATIONAL ASSOCIATION, a national banking association

		By:	/s/ Jack Ellerin
Signed and delivered by the Trustee in the Presence of:			Authorized Agent

/s/ Muriel Shaw
Witness

/s/ Marcia Williams
Notary Public

(Notarial Seal)

My commission expires:	5/7/12

Exhibit A

[A CONFORMED COUNTERPART OF THE ORIGINAL INDENTURE]

Filed only in Warren County, Georgia.

A-1

Exhibit B

[COPIES OF THE PRIOR FORTY-SEVEN SUPPLEMENTAL INDENTURES]

Filed only in Warren County, Georgia.

B-1

Exhibit C

LEGAL DESCRIPTION OF WARREN COUNTY PROPERTY

ALL THAT TRACT OR PARCEL OF LAND lying and being in 425th G.M.D. and 153rd G.M.D., Warren County, Georgia, and being more particularly described as follows:  TO FIND THE TRUE POINT OF BEGINNING commence at the intersection of the centerline of East Warrenton Road and centerline of Queen’s Way; thence North 87 degrees 15 minutes 29 seconds West 1174.94 feet to an iron pin driven (“B”) on the right of way line, being the TRUE POINT OF BEGINNING.  THENCE South 85 degrees 56 minutes 35 seconds East for a distance of 902.87 feet to an IPD on R/W; THENCE South 86 degrees 21 minutes 23 seconds East for a distance of 408.95 feet to IPD on R/W; THENCE South 85 degrees 30 minutes 58 seconds East for a distance of 446.89 feet to IPD on R/W; THENCE South 84 degrees 56 minutes 37 seconds East for a distance of 566.97 feet to IPD on R/W; THENCE South 83 degrees 57 minutes 56 seconds East for a distance of 339.10 feet to IPD on R/W; THENCE South 83 degrees 20 minutes 10 seconds East for a distance of 497.76 feet to IPD on R/W; THENCE South 84 degrees 01 minutes 51 seconds East for a distance of 267.15 feet to IPD on R/W; THENCE South 22 degrees 28 minutes 19 seconds East for a distance of 60.14 feet to IPD; THENCE South 13 degrees 56 minutes 45 seconds East for a distance of 52.01 feet to IPD; THENCE South 10 degrees 02 minutes 08 seconds East for a distance of 162.17 feet to IPD; THENCE South 06 degrees 10 minutes 49 seconds East for a distance of 185.44 feet to 10” Oak; THENCE South 10 degrees 11 minutes 44 seconds East for a distance of 78.69 feet to IPD; THENCE South 15 degrees 54 minutes 22 seconds East for a distance of 210.89 feet to IPD; THENCE South 13 degrees 31 minutes 30 seconds East for a distance of 116.93 feet to IPD; THENCE South 10 degrees 43 minutes 45 seconds East for a distance of 133.73 feet to IPD; THENCE South 08 degrees 13 minutes 48 seconds East for a distance of 117.64 feet to IPD; THENCE South 12 degrees 42 minutes 31 seconds East for a distance of 130.05 feet to IPD; THENCE South 11 degrees 43 minutes 22 seconds East for a distance of 294.45 feet to IPD; THENCE South 13 degrees 21 minutes 24 seconds East for a distance of 229.14 feet to IPD; THENCE South 12 degrees 43 minutes 14 seconds East for a distance of 405.78 feet to IPD; THENCE South 06 degrees 59 minutes 14 seconds East for a distance of 206.47 feet to IPD; THENCE South 13 degrees 36 minutes 15 seconds East for a distance of 35.37 feet to IPD; THENCE South 09 degrees 44 minutes 39 seconds East for a distance of 76.67 feet to 8” Hickory; THENCE South 12 degrees 56 minutes 53 seconds East for a distance of 125.72 feet to IPD; THENCE South 11 degrees 29 minutes 31 seconds East for a distance of 146.81 feet to IPD; THENCE South 09 degrees 07 minutes 12 seconds East for a distance of 48.21 feet to 10” Hickory; THENCE South 12 degrees 01 minutes 14 seconds East for a distance of 263.59 feet to IPD; THENCE South 07 degrees 22 minutes 37 seconds East for a distance of 113.10 feet to IPD; THENCE South 05 degrees 37 minutes 24 seconds East for a distance of 104.39 feet to IPD; THENCE South 01 degrees 02 minutes 10 seconds East for a distance of 139.41 feet to IPD; THENCE South 00 degrees 46 minutes 59 seconds West for a distance of 230.82 feet to IPD; THENCE South 05 degrees 14 minutes 01 seconds West for a distance of 70.32 feet to IPD; THENCE South 09 degrees 32 minutes 55 seconds West for a distance of 256.94 feet to IPD; THENCE South 03 degrees 40 minutes 05 seconds West for a distance of 471.85 feet to IPD; THENCE South 06 degrees 45 minutes 40 seconds West for a distance of 225.40 feet to IPD; THENCE South 06 degrees 56 minutes 52 seconds West for a distance of 191.66 feet to IPD; THENCE South 02 degrees 54 minutes 34 seconds West for a distance of 158.16 feet to IPD;

C-1

THENCE South 05 degrees 03 minutes 05 seconds West for a distance of 222.31 feet to IPD; THENCE South 06 degrees 54 minutes 57 seconds West for a distance of 513.24 feet to IPD;  THENCE South 07 degrees 24 minutes 46 seconds West for a distance of 230.32 feet to IPD; THENCE North 48 degrees 35 minutes 22 seconds West for a distance of 2505.58 feet to IPD on R/W; THENCE along a curve to the right having a radius of 2840.09 feet and an arc length of 1202.42 feet, being subtended by a chord of North 36 degrees 27 minutes 38 seconds West for a distance of 1193.46 feet to IPD on R/W; THENCE North 24 degrees 19 minutes 54 seconds West for a distance of 3406.33 feet TO POINT “A”; THENCE North 66 degrees 51 minutes 07 seconds East for a distance of 281.00 feet to IPF; THENCE North 11 degrees 42 minutes 27 seconds West for a distance of 397.19 feet to IPF.  Said property contains 355.13 acres, more or less, and is more particularly described on ALTA/ACSM Land Title Survey dated November 4, 2008, last revised April 14, 2009, prepared by CSRA Land Surveyors, LLC, under the certification and seal of Thomas L. May, GRLS #2925.

C-2

Exhibit D

All property of the Company in the Counties in Appling, Ben Hill, Burke, Carroll, Clarke, Cobb, DeKalb, Floyd, Heard, Jackson, Monroe, Talbot, Toombs, Warren and Washington, State of Georgia and including, without limitation, the following described property, to-wit:

1.             ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots No. 287 and 290 of the Second Land District of Appling County, Georgia, consisting of 345.210 acres, per ALTA/ACSM Land Title Survey for First American Title Insurance Company and Oglethorpe Power Corporation prepared by Southern Surveying Services, Inc. (Paul S. Buchele, Georgia R. L. S. No. 2633), recorded in Plat Book 17, Page 106, Appling County, Georgia Records.

2.             An undivided 30.0% interest in ALL THAT TRACT OR PARCEL OF LAND situate, lying and being in Land Lots 171 and 178 of the 5th Land District of Monroe County, Georgia, containing 5.41 acres, and being designated as Lot 5 on a certain plat of survey prepared by Hugh W. Mercer, Jr., Surveyor, dated December 26, 1990, and recorded in Plat Book 17, Page 91, Clerk’s Office, Monroe Superior Court, which plat is by this reference incorporated herein and made a part hereof for all purposes.

Being the identical tract of land conveyed by Manila H. Rising to J. Frank Hall by Warranty Deed dated January 18, 2000, and recorded in Deed Book 647, Page 299, aforesaid records.

3.             An undivided 30.0% interest in ALL THAT TRACT OR PARCEL OF LAND situate, lying and being in Land Lots 171 and 178 of the 5th Land District of Monroe County, Georgia, containing 5.409 acres, and being more particularly described upon a plat of survey prepared for Georgia Power Company entitled “Plant Scherer — Additional Property To Be Acquired From J. Frank Hall” by David G. Bennett, GRLS #3122, dated December 30, 2008, Drawing No. P-149-4, DG&A Project No. 2650-160-D1, DG&A Drawing No. 4710-08-C, and recorded in Plat Book 30, Page 91, Clerk’s Office, Monroe Superior Court.  Said tract is more particularly described with reference to said survey as follows:

Beginning at a 5/8” rebar found marking a point located within the Georgia State Plan West Zone Grid (North American Datum 83/94) having Georgia West Zone Grid coordinates in feet north:  1118481.364 and east: 2414398.551 and from said point extend thence N26°38’50”W a distance of 579.05 feet to a 5/8” rebar found; extend thence N73°12’14”E a distance of 14.09 feet to a ½” rebar set; extend thence S79°22’32”E a distance of 165.50 feet to a ½” rebar set; extend thence S67°59’52”E a distance of 81.12 feet to a ½” rebar set; extend thence S82°8’32”E a distance of 103.45 feet to a ½” rebar set; extend thence S82°41’32”E a distance of 163.63 feet to a ½” rebar set; extend thence S77°33’42”E a distance of 37.56 feet to a ½” rebar set; extend thence S69°46’12”E a distance of 180.57 feet to a 5/8” rebar found; extend thence S26°36’57”E a distance of 215.02 feet to a 5/8” rebar found; and extend thence S73°44’29”W a distance of 582.16 feet to a 5/8” rebar found and the point of beginning.

D-1

Schedule 1

RECORDING INFORMATION

FOR

                         COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Original Indenture
First Supplemental Indenture
Second Supplemental Indenture
Third Supplemental Indenture
Fourth Supplemental Indenture
Fifth Supplemental Indenture
Sixth Supplemental Indenture
Seventh Supplemental Indenture
Eighth Supplemental Indenture
Ninth Supplemental Indenture
Tenth Supplemental Indenture
Eleventh Supplemental Indenture
Twelfth Supplemental Indenture
Thirteenth Supplemental Indenture
Fourteenth Supplemental Indenture
Fifteenth Supplemental Indenture
Sixteenth Supplemental Indenture
Seventeenth Supplemental Indenture
Eighteenth Supplemental Indenture
Nineteenth Supplemental Indenture
Twentieth Supplemental Indenture
Twenty-First Supplemental Indenture
Twenty-Second Supplemental Indenture
Twenty-Third Supplemental Indenture
Twenty-Fourth Supplemental Indenture
Twenty-Fifth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Sixth Supplemental Indenture
Twenty-Seventh Supplemental Indenture
Twenty-Eighth Supplemental Indenture
Twenty-Ninth Supplemental Indenture
Thirtieth Supplemental Indenture
Thirty-First Supplemental Indenture
Thirty-Second Supplemental Indenture
Thirty-Third Supplemental Indenture
Thirty-Fourth Supplemental Indenture
Thirty-Fifth Supplemental Indenture
Thirty-Sixth Supplemental Indenture
Thirty-Seventh Supplemental Indenture
Thirty-Eighth Supplemental Indenture
Thirty-Ninth Supplemental Indenture
Fortieth Supplemental Indenture
Forty-First Supplemental Indenture
Forty-Second Supplemental Indenture
Forty-Third Supplemental Indenture
Forty-Forth Supplemental Indenture
Forty-Fifth Supplemental Indenture
Forty-Sixth Supplemental Indenture
Forty-Seventh Supplemental Indenture